Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Brad Edwards
+1 610-208-3892	The Plunkett Group
wrudolph@cartech.com	+1 212-739-6740
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS SECOND QUARTER FISCAL YEAR 2018 RESULTS

Reported Earnings Per Share of $1.92; Excluding Special Items, Adjusted Earnings Per Share of $0.55

Net sales of $487.8 million

Specialty Alloys Operations (SAO) delivers best second quarter and best first half since fiscal year 2014

Strong sequential improvement at Performance Engineered Products (PEP)

PHILADELPHIA — February 1, 2018 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal second quarter ended December 31, 2017.  The Company reported net income of $92.1 million, or $1.92 earnings per share, for the second quarter of fiscal year 2018. Excluding special items, adjusted earnings per diluted share was $0.55 in the quarter.

“We delivered a solid first half to fiscal year 2018 including driving consistent backlog growth, gaining market share through expanded and new customer relationships, and enhancing our manufacturing discipline through the Carpenter Operating Model,” said Tony Thene, Carpenter’s President and CEO.  “Our SAO segment recorded its best second quarter and best first half since fiscal year 2014, while results at our PEP segment finished well ahead of our expectations.  In addition, we submitted the majority of our Aerospace Vendor Approved Processes (VAP) qualifications for our Athens facility, representing a major milestone. We are now actively working with our major customers to secure necessary approvals.”

“Conditions across our end-use markets continue to improve and we are generating increased customer demand for our solutions and growing our backlog. In the Aerospace and Defense end-use market, new engine platform demand is increasing and we are further benefiting from our strong position across a range of attractive sub-markets. In addition, demand for our solutions portfolio in the Medical end-use market remains high while the recovery in the oil & gas sub-market is strengthening.”

“Moving forward, we will continue to strategically invest in our core long-term growth capabilities. In addition, given the recent tax legislation, we plan to accelerate our investment into key areas including additive manufacturing and soft magnetics, which is consistent with our commitment to being a leading solutions provider for our customers. By combining our solutions-focused commercial approach with high-end specialty alloys, we have a real opportunity to raise our performance for both customers and investors to sustain a healthy, dynamic and growing enterprise that will reward our shareholders for years to come.”

Financial Highlights

	Q2	Q2	Q1
($ in millions)	FY2018	FY2017	FY2018
Net Sales	$487.8	$427.4	$479.8
Net Sales Excluding Surcharge (a)	$415.5	$366.7	$409.8
Operating Income	$40.8	$15.4	$41.7
Operating Income Excluding Pension EID (a)	$41.3	$21.0	$42.2
Net Income	$92.1	$7.0	$23.4
Cash Provided from (Used for) Operating Activities	$24.7	$(29.5)	$(7.4)
Free Cash Flow (a)	$(10.7)	$(56.5)	$(44.9)

(a)   Non-GAAP financial measure explained in attached schedules

Net sales for the second quarter of fiscal year 2018 were $487.8 million compared with $427.4 million in the second quarter of fiscal year 2017, an increase of $60.4 million (or 14.1 percent), on 13.1 percent higher volume.  Net sales excluding surcharge were $415.5 million, an increase of $48.8 million (or 13.3 percent) from the same period a year ago.

Operating income was $40.8 million compared to $15.4 million in the prior year period. Operating income—excluding pension earnings, interest and deferrals (EID)—was $41.3 million, compared to $21.0 million in the prior year period.  These results primarily reflect stronger market conditions driving higher product demand compared to the same quarter a year ago.

In December 2017, “An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018” (the “Act”) was enacted.  The Act includes provisions that reduce the federal corporate income tax rate, create a territorial tax system with a one-time mandatory tax on previously deferred foreign earnings (transition tax), and change certain business deductions including allowing for immediate expensing of certain qualified capital expenditures.  The permanent reduction to the U.S. federal corporate income tax rate from 35% to 21% was effective January 1, 2018.  Based on the provisions of the Act, during the quarter ended December 31, 2017, the Company’s estimated annual effective tax rate was adjusted to incorporate the lower federal tax rate that will be phased in for fiscal year 2018.  During the quarter ended December 31, 2017, the Company recorded a discrete income tax net benefit of $66.0 million.  Provisional amounts related to the Act include a $73.3 million income tax benefit to reflect the re-measurement of deferred tax assets and liabilities at the reduced federal tax rate and a $5.1 million income tax charge for the liability associated with the transition tax. Also included in the net discrete income tax benefit is a charge of $2.2 million related to increases in certain state valuation allowances resulting from a state law change that will limit the Company’s ability to utilize certain state net operating loss carryforwards in future periods.

Cash provided from operating activities in the second quarter of fiscal year 2018 was $24.7 million, compared to cash used from operating activities of $29.5 million in the same quarter last year.  The increase in operating cash flow was primarily related to the $100 million voluntary pension contribution made in October 2016.

Free cash flow in the second quarter of fiscal year 2018 was negative $10.7 million, compared to negative free cash flow of $56.5 million in the same quarter last year. Capital expenditures were $26.8 million in the second quarter of fiscal year 2018 compared to $18.5 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $405.4 million at the end of the second quarter of fiscal year 2018.  This consisted of $20.7 million of cash and $384.7 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter will host a conference call and webcast presentation today, February 1st at 10:00 a.m. ET, to discuss the financial results of operations for the second quarter of fiscal year 2018. Please dial +1 412-317-9259 for access to the live conference call.  Access to the live webcast will be available at Carpenter’s website (http://www.cartech.com), and a replay will soon be made available at http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a leading producer and distributor of premium specialty alloys, including titanium alloys, nickel and cobalt based superalloys, stainless steels, alloy steels and tool steels. Carpenter’s high-performance materials and advanced process solutions are an integral part of critical applications used within the aerospace, transportation, medical and energy markets, among other markets. Building on its history of innovation, Carpenter’s powder technology capabilities support a range of next-generation products and manufacturing techniques, including additive manufacturing and 3D Printing. Information about Carpenter can be found at www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2017, Form 10-Q for the quarter ended September 30, 2017, and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; and (15) fluctuations in oil and gas prices and production. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,

	2017	2016	2017	2016

NET SALES	$487.8	$427.4	$967.5	$816.3
Cost of sales	402.1	364.9	796.2	707.8
Gross profit	85.7	62.5	171.3	108.5

Selling, general and administrative expenses	44.9	47.1	88.8	91.7

Operating income	40.8	15.4	82.5	16.8

Interest expense	(7.3)	(7.4)	(14.5)	(14.8)
Other income, net	0.2	0.3	0.9	1.0

Income before income taxes	33.7	8.3	68.9	3.0
Income tax (benefit) expense	(58.4)	1.3	(46.6)	2.2

NET INCOME	$92.1	$7.0	$115.5	$0.8

EARNINGS PER COMMON SHARE:
Basic	$1.93	$0.15	$2.43	$0.01
Diluted	$1.92	$0.15	$2.41	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47.2	47.0	47.1	47.0
Diluted	47.6	47.1	47.5	47.1

Cash dividends per common share	$0.18	$0.18	$0.36	$0.36

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Six Months Ended December 31,

	2017	2016
OPERATING ACTIVITIES:
Net income	$115.5	$0.8
Adjustments to reconcile net income to net cash provided from (used for) operating activities:
Depreciation and amortization	58.0	58.7
Deferred income taxes	(66.2)	39.1
Net pension expense	7.1	31.0
Share-based compensation expense	8.1	6.5
Loss on disposals of property and equipment	0.4	0.3
Changes in working capital and other:
Accounts receivable	(3.8)	0.8
Inventories	(81.5)	(74.2)
Other current assets	(17.6)	(5.6)
Accounts payable	11.8	17.2
Accrued liabilities	(6.2)	4.0
Pension plan contributions	(4.9)	(100.0)
Other postretirement plan contributions	(1.8)	(1.8)
Other, net	(1.6)	(2.2)
Net cash provided from (used for) operating activities	17.3	(25.4)
INVESTING ACTIVITIES:
Purchases of property, equipment and software	(55.7)	(45.1)
Net cash used for investing activities	(55.7)	(45.1)
FINANCING ACTIVITIES:
Credit agreement borrowings	—	80.0
Credit agreement repayments	—	(55.0)
Net change in short-term credit agreement borrowings	9.3	—
Dividends paid	(17.2)	(17.0)
Tax benefits on share-based compensation	—	0.3
Proceeds from stock options exercised	3.5	1.8
Withholding tax payments on share-based compensation awards	(0.6)	(0.4)
Net cash (used for) provided from financing activities	(5.0)	9.7
Effect of exchange rate changes on cash and cash equivalents	(2.2)	1.3
DECREASE IN CASH AND CASH EQUIVALENTS	(45.6)	(59.5)
Cash and cash equivalents at beginning of period	66.3	82.0
Cash and cash equivalents at end of period	$20.7	$22.5

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 31, 2017	June 30, 2017

ASSETS
Current assets:
Cash and cash equivalents	$20.7	$66.3
Accounts receivable, net	297.2	290.4
Inventories	771.8	690.4
Other current assets	69.8	46.5
Total current assets	1,159.5	1,093.6
Property, plant and equipment, net	1,298.7	1,316.8
Goodwill	263.4	263.4
Other intangibles, net	61.6	64.9
Deferred income taxes	4.1	7.6
Other assets	156.8	131.8
Total assets	$2,944.1	$2,878.1

LIABILITIES
Current liabilities:
Short-term credit agreement borrowings	$9.3	$—
Current portion of long-term debt	55.0	55.0
Accounts payable	205.1	201.1
Accrued liabilities	118.4	139.9
Total current liabilities	387.8	396.0
Long-term debt, net of current portion	548.3	550.0
Accrued pension liabilities	369.7	378.3
Accrued postretirement benefits	123.4	122.6
Deferred income taxes	128.1	184.8
Other liabilities	50.0	47.8
Total liabilities	1,607.3	1,679.5

STOCKHOLDERS’ EQUITY
Common stock	277.3	276.7
Capital in excess of par value	294.4	284.8
Reinvested earnings	1,420.1	1,321.8
Common stock in treasury, at cost	(339.9)	(341.6)
Accumulated other comprehensive loss	(315.1)	(343.1)
Total stockholders’ equity	1,336.8	1,198.6
Total liabilities and stockholders’ equity	$2,944.1	$2,878.1

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,

	2017	2016	2017	2016
Pounds sold (000):
Specialty Alloys Operations	60,080	51,314	121,270	103,674
Performance Engineered Products	3,282	2,350	6,808	4,764
Intersegment	(3,098)	(378)	(4,468)	(972)
Consolidated pounds sold	60,264	53,286	123,610	107,466

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$331.8	$288.1	$657.4	$554.0
Surcharge	74.5	60.5	145.7	109.7
Specialty Alloys Operations net sales	406.3	348.6	803.1	663.7

Performance Engineered Products
Net sales excluding surcharge	104.6	83.0	205.1	161.3
Surcharge	0.2	0.2	0.4	0.4
Performance Engineered Products net sales	104.8	83.2	205.5	161.7

Intersegment
Net sales excluding surcharge	(20.9)	(4.4)	(37.2)	(8.7)
Surcharge	(2.4)	—	(3.9)	(0.4)
Intersegment net sales	(23.3)	(4.4)	(41.1)	(9.1)

Consolidated net sales	$487.8	$427.4	$967.5	$816.3

Operating income:
Specialty Alloys Operations	$49.8	$35.6	$100.3	$60.6
Performance Engineered Products	7.5	0.8	12.8	(2.0)
Corporate costs	(13.9)	(16.0)	(26.9)	(29.8)
Pension earnings, interest and deferrals	(0.5)	(5.6)	(1.1)	(12.7)
Intersegment	(2.1)	0.6	(2.6)	0.7
Consolidated operating income	$40.8	$15.4	$82.5	$16.8

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earnings, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included under the heading “Pension earnings, interest and deferrals”.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

OPERATING MARGIN EXCLUDING SURCHARGE,	Three Months Ended		Six Months Ended
PENSION EARNINGS, INTEREST AND DEFERRALS	December 31,		December 31,
AND SPECIAL ITEMS	2017	2016	2017	2016

Net sales	$487.8	$427.4	$967.5	$816.3
Less: surcharge	72.3	60.7	142.2	109.7
Net sales excluding surcharge	$415.5	$366.7	$825.3	$706.6

Operating income	$40.8	$15.4	$82.5	$16.8
Pension earnings, interest and deferrals	0.5	5.6	1.1	12.7
Operating income excluding pension earnings, interest and deferrals	41.3	21.0	83.6	29.5

Special items:
Pension curtailment charge	—	—	—	0.5
Operating income excluding pension earnings, interest and deferrals and special items	$41.3	$21.0	$83.6	$30.0

Operating margin	8.4%	3.6%	8.5%	2.1%

Operating margin excluding surcharge, pension earnings, interest and deferrals and special items	9.9%	5.7%	10.1%	4.2%

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company. Management also believes that removing the impact of the special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Benefit (Expense)	Net Income	Earnings Per Diluted Share*

Three months ended December 31, 2017, as reported	$33.7	$58.4	$92.1	$1.92

Special items:
Impact of US tax reform and other legislative changes	—	(66.0)	(66.0)	(1.37)

Three months ended December 31, 2017, as adjusted	$33.7	$(7.6)	$26.1	$0.55

* Impact per diluted share calculated using weighted average common shares outstanding of 47.6 million for the three months ended December 31, 2017.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*

Three months ended December 31, 2016, as reported	$8.3	$(1.3)	$7.0	$0.15

Special items:
None reported	—	—	—	—

Three months ended December 31, 2016, as adjusted	$8.3	$(1.3)	$7.0	$0.15

* Impact per diluted share calculated using weighted average common shares outstanding of 47.1 million for the three months ended December 31, 2016.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Benefit (Expense)	Net Income	Earnings Per Diluted Share**

Six months ended December 31, 2017, as reported	$68.9	$46.6	$115.5	$2.41

Special items:
Impact of US tax reform and other legislative changes	—	(66.0)	(66.0)	(1.38)

Six months ended December 31, 2017, as adjusted	$68.9	$(19.4)	$49.5	$1.03

** Impact per diluted share calculated using weighted average common shares outstanding of 47.5 million for the six months ended December 31, 2017.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax (Expense) Benefit	Net Income	Earnings Per Diluted Share**

Six months ended December 31, 2016, as reported	$3.0	$(2.2)	$0.8	$0.01

Special items:
Pension curtailment charge	0.5	(0.1)	0.4	0.01
Income tax item***	—	2.1	2.1	0.04
Total impact of special items	0.5	2.0	2.5	0.05

Six months ended December 31, 2016, as adjusted	$3.5	$(0.2)	$3.3	$0.06

** Impact per diluted share calculated using weighted average common shares outstanding of 47.1 million for the six months ended December 31, 2016.

*** Discrete income tax charge recorded as a result of reduced tax benefits claimed in prior years in connection with the Company’s decision to make a $100 million voluntary pension contribution in October 2016.

Management believes that earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
FREE CASH FLOW	2017	2016	2017	2016

Net cash provided from (used for) operating activities	$24.7	$(29.5)	$17.3	$(25.4)
Purchases of property, equipment and software	(26.8)	(18.5)	(55.7)	(45.1)
Dividends paid	(8.6)	(8.5)	(17.2)	(17.0)

Free cash flow	$(10.7)	$(56.5)	$(55.6)	$(87.5)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
NET SALES BY END-USE MARKET	2017	2016	2017	2016
End-Use Market Excluding Surcharge:
Aerospace and Defense	$220.3	$199.0	$435.8	$372.5
Energy	28.9	27.1	57.8	52.8
Transportation	29.7	28.7	60.3	59.2
Medical	37.2	25.1	70.6	48.1
Industrial and Consumer	70.2	59.2	141.9	118.5
Distribution	29.2	27.6	58.9	55.5

Total net sales excluding surcharge	415.5	366.7	825.3	706.6

Surcharge	72.3	60.7	142.2	109.7

Total net sales	$487.8	$427.4	$967.5	$816.3